Exhibit 10.1

                         PREMIERE GLOBAL SERVICES, INC.
                               SECOND AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      This Second Amendment to the Amended and Restated Employment Agreement (the "Second Amendment") is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the "Company"), and THEODORE P. SCHRAFFT (the "Employee"), dated as of January 23, 2008.

                              BACKGROUND STATEMENT:

      WHEREAS, the Company and the Employee entered into that certain Amended and Restated Employment Agreement on September 15, 2006, to be effective as of July 20, 2006, which agreement was further amended on December 21, 2007 (the "Original Agreement"); and

      WHEREAS, the Company and the Employee have determined that it is in their best interests to amend the Original Agreement as set forth herein to increase the Employee's annual base salary and target bonus opportunity for each calendar year during the term of Employee's employment under the Original Agreement beginning in 2008;

      NOW, THERERFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee hereby amend the Original Agreement as follows:

      1. Section 2.1 of the Original Agreement is hereby deleted in its entirety and amended and restated as follows:

      Section 2.1 Base Salary. Effective as of January 28, 2008, during the term of Employee's employment under this Agreement, the Company will pay the Employee an annual base salary of five hundred thousand dollars ($500,000.00), payable in accordance with the Company's standard payroll practices.

      2. The second sentence in Section 2.2 of the Original Agreement is hereby amended and restated as follows:

      Unless the Compensation Committee determines otherwise prior to the end of the first quarter of a given calendar year, the Employee's target bonus for each calendar year will be equal to one hundred fifty percent (150%) of his annual base salary for such year, with eighty percent (80%) of the target bonus allocated to achievement of quarterly targets (i.e., twenty percent (20%) per quarter) and twenty percent (20%) allocated to achievement of annual targets.

      3. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.


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      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date hereof.

                                                 PREMIERE GLOBAL SERVICES, INC.

                                                 By: /s/ Boland T. Jones
                                                     ---------------------------
                                                     Boland T. Jones
                                                     Chief Executive Officer

                                                 EMPLOYEE

                                                 /s/ Theodore P. Schrafft
                                                 -------------------------------
                                                 Theodore P. Schrafft